Exhibit 10.1

EQUITY OFFICE PROPERTIES TRUST

1997 SHARE OPTION AND SHARE AWARD PLAN

EQUITY OFFICE PROPERTIES TRUST

1997 SHARE OPTION AND SHARE AWARD PLAN

     1.     PURPOSES. The Equity Office Properties Trust 1997 Share Option and Share Award Plan (the “Plan”) was established by Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), to secure for the Company and its shareholders the benefits arising from capital ownership by those key employees, officers, trustees and consultants of the Company and its Related Companies who are and will be responsible for its future growth and continued success. (The Plan is hereby amended and restated to further accomplish those objectives.) The term “Related Company” means Equity Office Properties Management Corp. and each other company determined by the Committee (as defined below) from time to time and set forth on Exhibit A hereto, as it may be amended.

              The Plan will provide a means whereby such individuals may receive: (a) authorized common shares of beneficial interest of the Company (“Shares”), subject to conditions and restrictions described herein and otherwise determined by the Committee (“Share Awards”); (b) options to purchase Shares (“Options”); (c) Share Appreciation Rights (“SARs”) in tandem with or independent of Options; or (d) dividend equivalent rights with respect to Shares (“Dividend Equivalents”).

     2.     ADMINISTRATION. (a) The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the “Committee”) consisting of two or more members of the Board of Trustees of the Company (the “Board”), each of whom is a “disinterested person” as such term is defined in Section 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the “Act”) (and, in addition, with respect to any grant of an Option or SAR, or the determination of conditions and restrictions intended to make the grant or award subject thereto constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code, as amended (“Code”), such grant, award or determination is made by a Committee consisting of two or more “outside directors” as such term is defined in Treasury Regulation Section 1.162-27(e)(3)), who shall be appointed, and may be removed, by such Board. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.

              (b) The day-to-day administration of the Plan may be carried out by an Option Coordinator designated by the Chief Legal Counsel of the Company.

     3.     PARTICIPATION.

              (a) GENERALLY. Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the employees, officers, trustees and consultants of the Company and its Related Companies to whom Share Awards, Options, SARs or Dividend Equivalents are to be granted (“Grantees” and individually, a “Grantee”), the terms of such grants and the number of Shares subject to such grants. Notwithstanding the foregoing, the maximum number of Shares with respect to which Options and SARs may be granted during any calendar year to any Grantee is 1,000,000 Shares.

              (b) BOARD OF TRUSTEES.

                 (i) Each member of the Board shall automatically receive the following awards under the Plan:

                    (A) if he or she is a member of the Board on the tenth (10th) day after the Company’s initial public offering of Shares, an Option to purchase 10,000 Shares at the per Share initial public offering price; and

                    (B) immediately following each annual meeting of the Company’s shareholders thereafter, an Option to purchase 10,000 Shares shall be awarded to each member of the Board. Effective January 1, 1998, if an individual first becomes a member of the Board other than at an annual meeting of the Company’s shareholders, an Option will be granted to him or her covering a number of Shares equal to 10,000 multiplied by a fraction, the numerator of which is the number of days such individual will serve until the next annual meeting of the Company’s shareholders (as determined by the Committee) and the denominator of which is 365. The exercise price of the Options described in the preceding two sentences shall be the Fair Market Value (as defined in paragraph 6(b)) of a Share on the date of grant.

                 (ii) Board and Committee fees paid to each Trustee shall, unless the Committee otherwise determines, be payable in Share Awards issued under the Plan having a Grant Value (as defined in subparagraph (d) below) as of the date the fees are payable equal to the amount of such fees. A Trustee who is not otherwise a Grantee shall become a Grantee on the first date on which the Trustee is awarded an Option or a Share Award pursuant to this subparagraph (b). Trustees may, in addition to Share Awards and Options awarded under this subparagraph (b), also be awarded Share Awards, Options, SARs and Dividend Equivalents under paragraph 3(a).

              (c) ANNUAL INCENTIVE BONUS PLAN. As of a date (the “Bonus Date”) selected by the Committee that is not less than 30 days before or after the date on which a cash distribution (a “Bonus”) is earned by an individual under the Company’s annual incentive bonus plan (the “Bonus Plan”), the Committee may, in its discretion, elect to pay all or a portion of such Bonus in the form of a Share Award, Option or SAR having an aggregate Grant Value, determined as of the Bonus Date, equal to the cash amount of the Grantee’s Bonus being so replaced (the “Award Portion”). All awards made under this subparagraph (c) shall be governed by paragraphs 5, 6 or 7 hereof, as applicable. If approved by the Committee, each individual who participates in the Bonus Plan and who receives a Share Award under this subparagraph (c) will be given an opportunity to elect, in accordance with procedures established by the Committee, to have all or a portion of his Bonus in excess of the Award Portion paid in the form of a Share Award so as to increase the total Award Portion. Such opportunity provided under this subparagraph (c) is subject to compliance with all applicable federal and state securities laws.

              (d) VALUE. For all purposes of the Plan:

                 (i) the “Grant Value” of grants made pursuant to paragraph 3(b) or 3(c) shall equal (A) for a Share Award, the Fair Market Value of a Share (as defined below) as of the date of grant, (B) for an Option or SAR (1) if the Company has complied with the disclosure requirements described in Item 402(c) of Regulation S-K under the Act by disclosing the present value of options under the Black-Scholes or binomial option pricing model or another valuation method (any of the foregoing constituting a “Valuation Method”), the value of such Option or SAR calculated based on the Valuation Method and assumptions contained in the most recent document used by the Company to satisfy those requirements; or (2) if the Company has not so disclosed the present value of Options, then “Grant Value” shall, at the election of the Committee either be calculated using a Valuation Method and assumptions that would satisfy such requirements, or shall equal the difference between the Fair Market Value of a Share as of the date of grant and the exercise or base price of the Option or SAR, times the number of Shares subject to the Option or SAR; and

                 (ii) except as provided in paragraph 6(b), the “Fair Market Value” of a Share shall equal the closing price paid for Shares on the New YorkStock Exchange on the first trading day immediately preceding the date for which Fair Market Value is being determined.

     4.     SHARES SUBJECT TO THE PLAN. Subject to the provisions of paragraph 13, the aggregate number of Shares for which Share Awards, Options and SARs may be granted under the Plan shall not exceed 6.8% of the outstanding Shares, on a fully diluted basis, on the date of the closing of the initial public offering of the Shares. Shares subject to the Plan may be authorized but unissued Shares, Shares now held in the treasury of the Company or Shares hereafter acquired by the Company. In the event that (a) any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a “Tandem” (as defined in paragraph 7 below) SAR) without being exercised, in whole or in part, for any reason, (b) any Tandem SAR granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of its related Option), or (c) any “Non-Tandem” (as defined in paragraph 7 below) SAR granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of Shares then subject to the Option or SAR, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of Shares available for grant under the Plan unless the Plan shall have terminated.

     5.     SHARE AWARDS. This paragraph 5 sets forth specific terms and conditions applicable to Share Awards under the Plan.

              (a) CONDITIONS AND RESTRICTIONS ON CERTAIN AWARDS. Share Awards granted under paragraph 3(a) shall be subject to the following conditions and/or restrictions:

                 (i) A Share Award will be forfeited to the Company upon the termination of the Grantee’s Service (as defined below) before a date established by the Committee that may not be earlier than six (6) months after the date of grant of the Share Award (“Date of Grant’), and may be subject to such further conditions and restrictions established by the Committee at the Date of Grant. An individual’s “Service” shall continue until he or she is no longer an employee, officer, trustee, director or consultant of the Company or an Extended Company. The term “Extended Company” means a Related Company or each other company designated by the Committee that has provided that awards provided to its employees and other persons, which are comparable to the awards provided under the Plan, will not expire if such employees or other persons terminate their relationship with such company and immediately become employees, officers, trustees, directors or consultants of the Company. The Extended Companies shall be set forth in Exhibit B, as it may be amended from time to time upon the determination of the Committee.

                 (ii) The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or one (1) or more of its Related Companies as it may select.

                 (iii) Notwithstanding the foregoing, the restrictions described in the preceding subparagraphs (i) and (ii) that are contained in the terms of any grant made pursuant to paragraph 3(a) shall immediately lapse and be of no effect in the event of the termination of a Grantee’s Service (A) because of the Grantee’s “Disability” (as defined below) or death, (B) with respect to a Grantee who is an employee or officer, in connection with his retirement at or after age 62, (C) with respect to a Grantee who is a consultant, in connection with his retirement (as determined by the Committee in its discretion), (D) with respect to a Grantee who is a Trustee, in connection with his failure to be re-elected to the Board, or (E) following a “Change in Control” of the Company (as defined below). For purposes of this Plan, “Disability” shall mean a physical or mental condition that entitles a Participant to benefits under the Employer-sponsored long-term disability plan in which he or she participates, as determined by the Plan Administrator in its sole and absolute discretion. In addition, for purposes of this Plan, a “Change in Control” shall be deemed to occur upon: (1) the acquisition by any entity, person, or group of more than 50% of the outstanding Shares from the holders thereof; (2) a merger or consolidation of the Company with one (1) or more other entities as a result of which the ultimate holders of outstanding Shares immediately prior to such merger hold less than 50% of the shares of beneficial ownership of the surviving or resulting corporation; or (3) a direct or indirect transfer of substantially all of the property of the Company other than to an entity of which the Company directly or indirectly owns at least 50% of the shares of beneficial ownership.

              (b) RIGHTS OF GRANTEE. The Grantee shall be entitled to all of the rights of a shareholder with respect to the Share Awards including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to a Share Award that is still subject to the restrictions in subparagraphs (a)(i), (ii) or (iii) above, shall be subject to all of the restrictions set forth herein with respect to such Share Award.

              (c) ISSUANCE. If certificates for the Share Award have been issued, such certificates shall be held in escrow by the Company. Except in the case of a Share Award under paragraph 3(b), stock powers for such Shares shall be executed in blank by the Grantee, until all restrictions lapse or such Shares are forfeited as provided herein. A certificate or certificates representing a Share Award as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

     6.     SHARE OPTIONS. This paragraph 6 addresses specific terms and conditions for Share Options.

              (a) ISO/NQSO. Any Option to purchase Shares granted under paragraph 3(a) that satisfies all of the requirements of Section 422 of the Code, may be designated by the Committee as an “Incentive Share Option.” Options that are not so designated, or that do not satisfy the requirements of Section 422 of the Code or that are granted under paragraph 3(b) shall not constitute Incentive Share Options and shall be Non-Qualified Share Options.

              (b) EXERCISE PRICE. The Option price of an Incentive Share Option shall not be less than the Fair Market Value of a Share on the date the Option is awarded under the Plan and, with respect to an employee who owns on the Date of Grant more than 10% of the Company’s Shares, shall not be less than 110% of its Fair Market Value on such date. The price at which a Share may be purchased pursuant to the exercise of any Non-Qualified Share Option shall not be less than 100% of its Fair Market Value on the date the Option is awarded under the Plan. Notwithstanding any provision of the Plan to the contrary, for purposes of this paragraph (b), the “Fair Market Value” of a Share shall equal the lesser of: (i) the average closing price of the Shares on the New York Stock Exchange for the five (5) trading days immediately preceding (but not including) the date on which Fair Market Value is determined, and (ii) the closing price paid for Shares on the New York Stock Exchange on the first trading day immediately preceding the date of grant; provided that the Committee, in good faith, determines that such price accurately reflects the fair market value of a Share.

              (c) EXPIRATION DATE. Subject to earlier termination as provided in paragraph 16, the “Expiration Date” with respect to an Option or any portion thereof granted under paragraph 3(a) means the date established by the Committee at the Date of Grant, but in no event later than the date that is ten (10) years after the date on which the Option is granted and, with respect to an Incentive Share Option granted to an employee who owns on the Date of Grant, more than 10% of the Company’s Shares, in no event later than the date that is five (5) years from the date on which the Option is granted. If the Service of a Grantee terminates for cause (as determined by the Committee in its discretion), his Option shall expire immediately. The Committee may establish guidelines for determining whether a Grantee’s Service has terminated for cause and communicate such guidelines in the Grantee’s award agreement. If the Grantee’s Service terminates other than for cause and other than because of circumstances described in the last sentence of paragraph (d)(i) below, his Option shall not thereafter become exercisable with respect to any additional Shares, and his Option shall expire three months after the date on which his Service terminated, but no later than the Expiration Date. If such Service terminates because of the Grantee’s death, his Option shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of 12 months after the date of death (at which time it will expire), but no later than the Expiration Date. The Expiration Date with respect to an Option or any portion thereof granted under paragraph 3(b) means the date which is 10 years after the date on which the Option is granted. All rights to purchase Shares pursuant to an Option shall cease as of the Option’s Expiration Date.

              (d) EXERCISE OF OPTIONS. The following paragraphs address specific terms that control a Grantee’s right to exercise Options:

                 (i) Each Option granted under paragraph 3(a) shall be exercisable, either in whole or in part, at such time or times as shall be determined by the Committee at the time the Option is granted or later, but in no event later than the Option’s Expiration Date. The Committee may establish performance goals to be achieved within such periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or a Related Company as it may select. Notwithstanding the foregoing, an Option granted under the Plan shall be immediately exercisable in the event of the termination of a Grantee’s Service (A) because of the Grantee’s Disability or death, (B) with respect to a Grantee who is an employee or officer, in connection with his retirement at or after age 62, (C) with respect to a Grantee who is a consultant, in connection with his retirement (as determined by the Committee in its discretion), (D) with respect to a Grantee who is a Trustee, in connection with his failure to be re-elected to the Board, or (E) following a Change in Control.

                 (ii) Each Option granted under paragraph 3(b) shall be exercisable, either in whole or in part, (A) with respect to one-third (1/3) of the Shares subject to such Option (rounded to the nearest whole share) at any time on or after six months from the Date of Grant, (B) with respect to an additional one-third (1/3) of the Shares subject to such Option (rounded to the nearest whole share) at any time on or after the first anniversary of the Date of Grant, and (C) with respect to the remaining Shares, at any time on or after the second anniversary of the Date of Grant, but in each case, no later than the Option’s Expiration Date.

                 (iii) The Fair Market Value of Shares with respect to which Incentive Share Options are exercisable for the first time by a Grantee during any calendar year may not exceed $100,000. Any Incentive Share Options that become exercisable in excess of such amount shall be deemed to be Non-Qualified Share Options to the extent of such excess.

                 (iv) An Incentive Share Option may be exercised during the lifetime of the Grantee only by the Grantee and, after the death of the Grantee, only by the individuals or entities described in paragraph 6(f).

                 (v) Notwithstanding the foregoing, at any time following the grant of an Option, the Committee, in its sole discretion, may elect to accelerate the date as of which the Grantee may exercise the Option with respect to all or a portion of the Shares subject thereto.

                 (vi) Subject to the foregoing, a Grantee may exercise an Option by giving written notice thereof prior to the Option’s Expiration Date to the Option Coordinator at the principal executive offices of the Company, or to such other person or entity and/or at such other location, as designated by the Chief Legal Counsel of the Company. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option, together with any required state or federal withholding taxes, shall be paid in cash, by tender of share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, by any combination of the foregoing, or with any other consideration reasonably acceptable to the Committee.

              (e) SUSPENSION OF RIGHT. Notwithstanding any other provision of this paragraph 6, the Chief Legal Counsel of the Company, in his sole and absolute discretion, may suspend the right of any person to exercise an Option for up to 30 days if the Grantee’s Service has been or, in the sole and absolute judgment of the Chief Legal Counsel of the Company, may be suspended or terminated for any reason.

              (f) PARTIES ENTITLED TO EXERCISE OPTIONS. An Option may be exercised only by the Grantee, or by his legatee or legatees of such Option under his last will, by his executors, personal representatives or distributees, or by a transferee to the extent that a transfer of the Option is permitted pursuant to paragraph 11(b).

     7.     SHARE APPRECIATION RIGHTS. The Committee may grant an SAR to a Grantee who is awarded an Option under paragraph 3 or to any other key employee, officer, trustee, director or consultant of the Company or a Related Company. Each SAR shall be subject to such restrictions and conditions and other terms as the Committee may specify when the SAR is granted.

              (a) GRANT. An SAR granted at the time an Option is granted may be granted either in addition to the related Option (“Non-Tandem SAR”) or in tandem with the related Option (“Tandem SAR”). An SAR granted other than at the time an Option is granted will be subject to the provisions applicable to Non-Tandem SARs. At the time a Non-Tandem SAR is granted, the Committee shall specify the base price of the Shares to be used in connection with the calculation described in subsection (b)(i) below. The base price of a Non-Tandem SAR shall be a percentage (as low as zero) of the Fair Market Value of a Share on the date of grant. The number of Shares subject to a Tandem SAR shall not exceed one for each Share subject to the related Option. No Tandem SAR may be granted to a key employee in connection with an Incentive Share Option in a manner that will disqualify the Incentive Share Option under Section 422 of the Code unless the key employee consents thereto.

              (b) VALUE. Upon exercise, an SAR shall entitle the Grantee to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the following:

                 (i) in the case of a Non-Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the base Share price specified in such SAR, multiplied by the number of Shares then subject to the SAR, or the portion thereof being exercised.

                 (ii) in the case of a Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price per Share specified in the related Option, multiplied by the number of Shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

              Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise.

              (c) EXERCISE OF TANDEM SARs. A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time such Tandem SAR is granted which restrictions and conditions and other terms need not be the same for all Grantees. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

              (d) EXERCISE OF NON-TANDEM SARs.

                 (i) A Non-Tandem SAR granted under the Plan shall be exercisable during such time, and shall be subject to such restrictions and conditions and other terms, as the Committee shall specify at the time the Non-Tandem SAR is granted. The Committee may establish performance goals to be achieved within such periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or a Related Company as it may select. Without limiting the generality of the foregoing, the Committee may specify a minimum number of full Shares with respect to which any exercise of a Non-Tandem SAR must be made.

                 (ii) Subject to earlier termination as provided in the last sentence of this subparagraph, a Non-Tandem SAR granted under the Plan shall expire on the date specified by the Committee, provided that such date shall not be more than 10 years after the Date of Grant. The Committee shall specify at the time each Non-

Tandem SAR is granted, the time during which the Non-Tandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Non-Tandem SARs or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Non-Tandem SAR shall expire, notwithstanding any restrictions and conditions that the Committee may impose, following a termination of the Grantee’s Service in the same manner as an Option held by such Grantee would expire pursuant to the provisions of paragraph 6(c).

              (e) ACCELERATION. Notwithstanding any restrictions or conditions imposed on an SAR pursuant to subparagraphs (c) or (d)(i) above, an SAR granted under the Plan shall be immediately exercisable in the event of the termination of the Grantee’s Service (A) because of the Grantee’s Disability or death, (B) with respect to a Grantee who is an employee or officer, in connection with his retirement at or after age 62, (C) with respect to a Grantee who is a consultant, in connection with his retirement (as determined by the Committee in its discretion), (D) with respect to a Grantee who is a Trustee, in connection with his failure to be re-elected to the Board, or (E) following a Change in Control. In addition, at any time following the grant of an SAR, the Committee, in its sole discretion, may elect to accelerate the date as of which the Grantee may exercise the SAR.

              (f) SUSPENSION OF RIGHT. Notwithstanding any other provisions of this paragraph 7, the Chief Legal Counsel of the Company, in his sole and absolute discretion, may suspend the right of any person to exercise an Option for up to 30 days if the Grantee’s Service has been or, in the sole and absolute judgment of the Chief Legal Counsel of the Company, may be suspended or terminated for any reason.

              (g) PARTIES ENTITLED TO EXERCISE SARs. An SAR may be exercised only by the Grantee, or by a legatee or legatees of such SAR under his last will, by his executors, personal representatives or distributees, or by a transferee to the extent that a transfer of the SAR is permitted pursuant to paragraph 11(b).

              (h) SETTLEMENT OF SARs. As soon as is reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Grantee, Shares representing the total number of full Shares to which the Grantee is entitled pursuant to subparagraph 7(b) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional Shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

     8.     DIVIDEND EQUIVALENTS. A Dividend Equivalent shall be related to a number of Shares specified at the time of grant and shall entitle the holder to cash payments that equal the cash dividend, if any, paid with respect to such Shares provided that the Dividend Equivalent is outstanding on the record date thereof and that it is not subject to any condition limiting the Grantee’s right to receive such payments. A Dividend Equivalent shall be subject to such restrictions and conditions and other terms including those relating to expiration or forfeiture, as the Committee shall specify at the time such

Dividend Equivalent is granted. A Dividend Equivalent granted pursuant to subsection 3(c) shall not be subject to any restriction or condition limiting the Grantee’s right to receive the cash payment discussed above from and after the second anniversary of its Date of Grant. Notwithstanding the foregoing, any restriction or condition (other than expiration or forfeiture) limiting the Grantee’s right to receive the cash payment described above shall lapse in the event of (A) the termination of the Grantee’s Service because of the Grantee’s Disability or death, (B) with respect to a Grantee who is an employee or officer, his retirement at or after age 62, (C) with respect to a Grantee who is a consultant, his retirement (as determined by the Committee in its discretion), (D) with respect to a Grantee who is a Trustee, his failure to be re-elected to the Board, or (E) following a Change in Control.

     9.     WITHHOLDING. Whenever under the Plan a Grantee recognizes income with respect to any Share Award, Option, SAR or Dividend Equivalent (the “Award”) hereunder, the Company shall have the right to withhold from amounts payable to such recipient in any manner, as necessary to satisfy all federal, state and local payroll tax withholding requirements. Without limiting the generality of the foregoing, (i) a Grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted Shares owned by the Grantee having a Fair Market Value (determined as of the date of such delivery by the Grantee) equal to the amount to be so withheld; and (ii) the Committee may permit any such delivery to be made by withholding Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised). If Shares are being surrendered by or withheld for a Grantee who is subject to Section 16 of the Act, the foregoing shall be accomplished in a manner consistent with Rule 16b-3(e) thereunder.

     10.     COMPLIANCE WITH APPLICABLE LAWS AND POLICIES. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose of or with the intention of distributing the Shares. Notwithstanding any other provision of the Plan, a Grantee or such other persons as are entitled to exercise an Option or SAR (as described in paragraph 11(b)) will be prohibited from exercising the Option or SAR to the extent that the Chief Legal Counsel of the Company has determined that purchases and sales of Company securities should be restricted because of the existence or potential existence of material nonpublic information concerning the Company, whether or not such determination has been communicated to the Grantee or such persons. If the Chief Legal Counsel of the Company has made such a determination and the Grantee or such persons give notice of an intent to exercise the Option or SAR (and satisfy all other conditions to the exercise thereof), the Chief Legal Counsel of the Company shall advise the Grantee or such persons concerning such restrictions, and the effective time of the Grantee’s exercise shall be postponed to the earlier of the date that the Chief Legal Counsel of the Company determines that such restriction is no longer necessary with respect to exercises of the Option or SAR, or the day before the date that the Option or SAR expires.

     11.     TRANSFERABILITY. This paragraph 11 shall govern the transferability of the various benefits under this Plan.

              (a) SHARE AWARDS. The Shares subject to Share Awards granted under paragraph 3(a) or 3(c) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee, while they are subject to the restrictions described in paragraph 5(a).

              (b) OPTIONS, SARs AND DIVIDEND EQUIVALENTS. Options, SARs and Dividend Equivalents granted under the Plan are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and (ii) a Grantee may transfer all or part of an Option that is not an Incentive Share Option, or an SAR, to the Grantee’s spouse, child or children, grandchild or grandchildren, or other relatives or to a trust for the benefit of any of the foregoing; provided that the transferee thereof shall hold such Option or SAR subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option or SAR, and that, as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions.

     12.     SERVICE AND SHAREHOLDER STATUS. The Plan does not constitute a contract of employment or continued Service, and selection as a Grantee will not give any employee or Grantee other than individual the right to be retained as an employee, officer, trustee, director or consultant of the Company or any Extended Company. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any Shares issuable upon exercise of such Option or SAR until such Shares have been issued. If the redistribution of Shares is restricted pursuant to paragraph 13, certificates representing such Shares may bear a legend referring to such restrictions.

     13.     ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE PLAN AND TO TERMS OF OPTIONS, SARS AND DIVIDEND EQUIVALENTS. Subject to the following provisions of this paragraph 13, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Options, SARs or Dividend Equivalents outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each such unit shall not be changed, and the terms of any outstanding Option, SAR or Dividend Equivalent may be adjusted by the Committee in such manner as it deems equitable, provided that in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option. Shares subject to a Share Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Share Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

     14.     AGREEMENT WITH COMPANY. At the time of a grant, the Committee may require a Grantee to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     15.     TERM OF PLAN. This amended and restated Plan is effective July 1, 1997. No Incentive Share Options may be granted under the Plan after July 1, 2007 or, if earlier, the date on which the Plan is terminated pursuant to paragraph 16.

     16.     AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the shareholders of the Company which may be required by law, the Board of Trustees of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any Share Award, Option, SAR or Dividend Equivalent previously granted under the Plan without the consent of the holder thereof. No amendment requiring shareholder approval under Section 240.16b-3 of the Act, Treasury Regulation Section 1.162-27 or Section 422 of the Code shall be valid unless such shareholder approval is secured as provided therein.

     17.     HEADINGS, REFERENCES AND CONSTRUCTION. The headings to sections of this Plan have been included for the convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

APPENDIX A
RELATED COMPANIES

Equity Office Properties Management Corp.
EOP Operating Limited Partnership
EOPMC of California, Inc.
EOPMC of Florida, Inc.

APPENDIX B
EXTENDED COMPANIES

Equity Group Investments, LLC
Equity Residential Properties Trust and its affiliated companies
Manufactured Home Communities, Inc. and its affiliated companies
Rosenberg & Liebentritt, PC

AMENDMENT NO. 1 TO THE EQUITY OFFICE PROPERTIES TRUST
AMENDED AND RESTATED 1997 SHARE OPTION AND SHARE AWARD PLAN

     WHEREAS, Equity Office Properties Trust (the “Trust”) has reserved the right to amend the Amended and Restated 1997 Share Option and Share Award Plan (the “Plan”); and

     WHEREAS, the Trust desires to amend the Plan to increase the number of Shares for which Share Awards, Option, SARs and Dividend Equivalents may be granted under the Plan.

     RESOLVED, that the first sentence of Paragraph 4 of the Equity Office Trust Amended and Restated 1997 Share Option and Share Award Plan is hereby amended to read in its entirety as follows:

     4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of paragraph 13, the maximum number of Shares for which Share Awards, Options, SARs and Dividend Equivalents may be granted under the Plan shall equal 6.8% of the outstanding Shares from time-to-time, calculated on a fully diluted basis, determined annually on the first day of each calendar year.

AMENDMENT NO. 2 TO AMENDED AND RESTATED EQUITY OFFICE
PROPERTIES TRUST 1997 SHARE OPTION AND SHARE AWARD PLAN

     WHEREAS, Equity Office Properties Trust (the “Trust”) has adopted the Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan as amended on May 15, 1998 (the “Plan”), and has reserved the right to amend the Plan; and

     WHEREAS, EOP desires to amend the Plan to limit the number of Shares that may be subject to Share Awards thereunder.

     NOW, THEREFORE, the Trust hereby amends the Plan, effective as of January 1, 1998, in the following respects:

     1.     The first sentence of paragraph 4 is amended to read as follows:

“Subject to the provisions of paragraph 13, (i) the maximum number of Shares for which Share Awards, Options, SARs and Dividend Equivalents may be granted under the Plan shall equal 6.8% of the outstanding Shares from time-to-time, calculated on a fully diluted basis, determined annually on the first day of each calendar year; and (ii) no more than half of the number of Shares described in clause (i) may be subject to Share Awards granted under the Plan.”

Third Amendment To Equity Office Properties Trust
1997 Share Option and Share Award Plan
(As Amended and Restated Effective July 1, 1997)

     WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 1997 Share Option and Share Award Plan (As Amended and Restated Effective July 1, 1997) (the “Plan”), and has reserved the right to amend the Plan; and

     WHEREAS, the Company desires to amend the Plan to permit awards granted thereunder to continue, at the discretion of the Plan Administrator (as defined below) after a Grantee’s termination of Service;

     NOW, THEREFORE, the Company amends the Plan, effective September 18, 1998, in the following respects:

1.	The first sentence of Section 5(a)(iii) is deleted and replaced with the following:

“Notwithstanding the foregoing, the restrictions described in the preceding subparagraphs (i) and (ii) that are contained in the terms of any grant made pursuant to paragraph 3(a) shall immediately lapse and be of no effect in the event of the termination of a Grantee’s Service (A) because of the Grantee’s “Disability” (as defined below) or death, (B) with respect to a Grantee who is an employee or officer, in connection with his retirement at or after age 62, (C) with respect to a Grantee who is a consultant, in connection with his retirement (as determined by the Committee in its discretion), (D) with respect to a Grantee who is a Trustee, in connection with his failure to be re-elected to the Board, (E) following a “Change in Control” of the Company (as defined below) or (F) under circumstances deemed to warrant such treatment by the Plan Administrator. For purposes of the Plan, “Plan Administrator” shall mean (X) the President and Chief Executive Officer of the Company and any one member of the Committee, or (Y) the full Committee. Notwithstanding the foregoing, where the affected Grantee is a “covered employee” for purposes of Section 162(m) of the Code, (i) any authority of the Plan Administrator under the Plan may only be exercised if the existence of such authority would not cause the related Share Award, Option or SAR to fail to constitute performance based compensation on its Date of Grant under Treasury Regulation Section 1.162-27; and (ii) “Plan Administrator” shall mean only the full Committee if the exercise of such authority by the President and Chief Executive Officer and any one member of the Committee would adversely affect the grant’s status as performance based compensation and its exercise by the full Committee would not so affect such status.”

2.	Section 6(c) is amended to read as follows:

“(c) Expiration Date. Subject to earlier termination as provided in paragraph 16, the “Expiration Date” with respect to an Option or any portion thereof granted under paragraph 3(a) means the date established by the Committee at the Date of Grant, but in no event later than the date that is ten (10) years after the date on which the Option is granted and, with respect to an Incentive Share Option granted to an employee who owns, on the Date of Grant, more than 10% of the Company’s Shares, in no event later than the date that is five (5) years from the date on which the Option is granted. The Expiration Date with respect to an Option or any portion thereof granted under paragraph 3(b) means the date which is 10 years after the date on which the Option is granted. If the Service of a Grantee terminates for cause (as determined by the Committee in its discretion), his Option shall expire immediately. The Committee may establish guidelines for determining whether a Grantee’s Service has terminated for cause and communicate such guidelines in the Grantee’s award agreement. If the Grantee’s Service terminates other than for cause and other than because of circumstances described in the last sentence of paragraph (d)(i) below, his Option shall not thereafter become exercisable with respect to any additional Shares, and his Option shall expire three months after the date on which his Service terminated, but no later than the Expiration Date. If such Service terminates because of the Grantee’s death, his Option shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of 12 months after the date of death (at which time it will expire), but no later than the Expiration Date. Notwithstanding the foregoing, the Plan Administrator may provide, at any time before the Expiration Date, that a Grantee’s Option shall not expire prior to the date it would otherwise expire in accordance with the preceding sentences, and may provide in connection therewith (i) the date or event that will cause the Option to expire (or that the Option will expire on the Expiration Date); and/or (ii) the extent to which the Option shall continue to become exercisable. All rights to purchase Shares pursuant to an Option shall cease as of the Option’s Expiration Date or its earlier expiration as provided herein or in the Grantee’s award agreement.”

3.	Section 6(d)(v) is amended to read as follows:

“(v) Notwithstanding the foregoing, at any time following the grant of an Option, the Plan Administrator, in its sole discretion, may elect to accelerate the date as of which the Grantee may exercise the Option with respect to all or a portion of the Shares subject thereto.”

4.	The last sentence of section 7(d)(ii) is amended to read as follows:

“Notwithstanding the foregoing, any Non-Tandem SAR shall expire, notwithstanding any restrictions and conditions that the Committee may impose, following a termination of the Grantee’s Service in the same manner as an Option held by such Grantee would expire pursuant to the provisions of paragraph 6(c), taking into account any action by the Plan Administrator pursuant to the penultimate sentence of such paragraph.”

5.	The last sentence of Section 7(e) is amended to read as follows:

“In addition, at any time following the grant of an SAR, the Plan Administrator, in its sole discretion, may elect to accelerate the date as of which the Grantee may exercise the SAR.”

Fourth Amendment to Equity Office Properties Trust
1997 Share Option and Share Award Plan
(As Amended and Restated Effective July 1, 1997)

     WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 1997 Share Option and Share Award Plan (As Amended and Restated Effective July 1, 1997)(the “Plan”), and has reserved the right to amend the Plan; and

     WHEREAS, the Company desires to amend the Plan to specify the Option Exercise Price and permit Trustees to exercise Options until the Expiration Date following retirement;

     NOW, THEREFORE, the Company amends the Plan, effective May 22, 2002, in the following respects:

1.	Section 3(d) of the Plan is hereby deleted and replaced with the following new Section 3(d):

"(d) Value. For all purposes of the Plan, the “Grant Value” of grants made pursuant to paragraph 3(b) or 3(c) shall equal (A) for a Share Award, the Fair Market Value of a Share (as defined in Section 6(b)) as of the date of grant, (B) for an Option or SAR (1) if the Company has complied with the disclosure requirements described in Item 402(c) of Regulation S-K under the Act by disclosing the present value of options under the Black-Scholes or binomial option pricing model or another valuation method (any of the foregoing constituting a “Valuation Method”), the value of such Option or SAR calculated based on the Valuation Method and assumptions contained in the most recent document used by the Company to satisfy those requirements; or (2) if the Company has not so disclosed the present value of Options, then “Grant Value” shall, at the election of the Committee either be calculated using a Valuation Method and assumptions that would satisfy such requirements, or shall equal the difference between the Fair Market Value of a Share as of the date of grant and the exercise or base price of the Option or SAR, times the number of Shares subject to the Option or SAR.”

2.	Section 6(b) of the Plan is hereby deleted and replaced with the following new Section 6(b):

“With respect to an employee who owns on the Date of Grant more than 10% of the Company’s Shares, the Option price of an Incentive Share Option shall equal 110% of the Fair Market Value of a Share. For all other Grantees, the Option price of an Incentive Share Option shall equal the Fair Market Value of a Share. The Option price of any Non-Qualified Share Option shall equal its Fair Market Value. Notwithstanding any provision of the Plan to the contrary, “Fair Market Value” shall equal the closing price paid for the Shares on the New York Stock Exchange on the first trading day immediately preceding the Date of Grant. For purposes of determining the Option price of an Incentive Share

Option, Fair Market Value shall not be less than the closing price paid for the Shares on the New York Stock Exchange on the date the Option is awarded under the Plan and with respect to an employee who owns on the Date of Grant more than 10% of the Company’s Shares, 110% of the Fair Market Value on the date the Option is awarded under the Plan.”

3.	Section 6(d)(i)(D) is hereby deleted and replaced with the following new Section 6(d)(i)(D):

“(D) with respect to a Grantee who is a Trustee, in connection with his failure to be re-elected to the Board or in connection with his retirement at or after age 62,”